EXHIBIT 5.01

SICHENZIA ROSS FRIEDMAN FERENCE LLP

61 Broadway, 32nd Floor

New York, NY 10006

Telephone: (212) 930-9700

Facsimile: (212) 930-9725

August 1, 2014

Tonix Pharmaceuticals Holding Corp.

509 Madison Avenue, Suite 306

New York, New York 10022

Re: Tonix Pharmaceuticals Holding Corp.’s Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Tonix Pharmaceuticals Holding Corp., a Nevada corporation (the “Company”), in connection with its filing of a shelf registration statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). We have been requested by the Company to render this opinion in connection with the filing of the Registration Statement.

The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration by the Company of up to $150,000,000 aggregate offering price of (i) shares of common stock, par value $0.001 per share (the “Common Stock”), (ii) shares of preferred stock, par value $0.001 per share, in one or more series or classes (the “Preferred Stock”), (iii) warrants to purchase Common Stock or Preferred Stock (the “Warrants”), or (iv) units composed of one or more of the foregoing (the “Units”). The Common Stock, Preferred Stock, Warrants and the Units are collectively referred to herein as the “Securities.” The Preferred Stock may be exchangeable for and/or convertible into shares of Common Stock or another series of Preferred Stock. The Units may be exchangeable and/or settled into the Securities comprising the Units.

In rendering our opinion, we have reviewed the Registration Statement and the exhibits thereto. We have also reviewed such corporate documents and records of the Company, such certificates of public officials and such other matters as we have deemed necessary or appropriate for purposes of this opinion.

Except to the extent we opine as to the binding effect of certain documents as set forth in paragraphs 3 and 4 below, we have assumed that all documents referenced below are the valid and binding obligations of and enforceable against the parties thereto. We have also assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the legal capacities of all natural persons.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.        (a) Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law authorizing the offer, issuance and sale of Common Stock, (b) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have become effective under the Securities Act, and (c) assuming that upon the issuance of such Common Stock, the total number of issued and outstanding shares of Common Stock will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Articles of Incorporation, as amended (the “Articles”), then upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock being issued by the Company (including any Common Stock duly issued upon (i) the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, (ii) the exercise of any duly issued Warrants exercisable for Common Stock, or (iii) the exchange or settlement of Units that are exchangeable or able to be settled for Common Stock), will be validly issued, fully paid and nonassessable.

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2.        (a) When a new class or series of Preferred Stock has been duly established in accordance with the terms of the Company’s Articles and Bylaws, as amended (“Bylaws”) and applicable law (in the event that the Preferred Stock is a new class or series of Preferred Stock), and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law, (b) assuming that an appropriate Statement with Respect to Shares and certificate of designation constituting an amendment to the Company’s Articles relating to such class or series of Preferred Stock have been duly approved by the Company’s Board of Directors and been filed with and accepted for record by the Secretary of State of the State of Nevada, (c) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have become effective under the Securities Act, and (d) assuming that upon the issuance of such Preferred Stock, the total number of issued and outstanding shares of the applicable class or series of Preferred Stock will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under its Articles, then upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of such class or series of Preferred Stock (including any Preferred Stock duly issued upon (i) the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into another class or series of Preferred Stock, (ii) the exercise of any duly issued Warrants exercisable for Preferred Stock, or (iii) the exchange or settlement of Units that are exchangeable or able to be settled for Preferred Stock), will be validly issued, fully paid and nonassessable.

3.         (a) When a warrant agreement relating to the Warrants has been duly authorized (the “Warrant Agreement”), executed and delivered and the Warrants and the securities of the Company for which the Warrants will be exercisable have been duly authorized by the Company’s Board of Directors, (b) assuming that the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Company’s Articles and Bylaws and the Warrant Agreement, (c) assuming that the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, (d) assuming that the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (e) assuming that the Warrants, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (f) assuming that the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (g) assuming that the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then upon issuance of and delivery of and payment for such Warrants in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement and the Warrant Agreement and by such resolution, the Warrants (including any Warrants issued upon the exchange or settlement of Units that are exchangeable or able to be settled for Warrants) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and the Warrants will be validly issued.

4.        (a) When a unit agreement relating to the Units has been duly authorized (the “Unit Agreement”), executed and delivered and the Units have been duly authorized by the Company’s Board of Directors, (b) assuming that the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement, (c) assuming that the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, (d) assuming that the terms of the Units and the Unit Agreements as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (e) assuming that the Units and the Unit Agreements as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (f) assuming that the Units as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (g) assuming that the Units are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then upon issuance of and delivery of and payment for such Units in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement and the Unit Agreement and by such resolution, the Units will constitute valid and binding obligations of the Company.

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The opinions set forth in paragraphs 3 and 4 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights of creditors; (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether considered in a proceeding at law or in equity, (iii) the effect of public policy considerations that may limit the rights of the parties to obtain further remedies, (iv) we express no opinion with respect to the enforceability of provisions relating to choice of law, choice of venue, jurisdiction or waivers of jury trial, and (v) we express no opinion with respect to the enforceability of any waiver of any usury defense.

To the extent that the obligations of the Company with respect to the Securities may be dependent on such matters, we assume for purposes of this opinion that the other party under the Warrant Agreement for any Warrants and under the Unit Agreement for any Units, the warrant agent or the unit agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such Warrant Agreement or Unit Agreement, as applicable; that such Warrant Agreement or Unit Agreement has been duly authorized, executed and delivered by such other party and constitutes the legally valid, binding and enforceable obligation of such other party, enforceable against such other party in accordance with its terms; that such other party is in compliance, generally and with respect to performance of its obligations under such Warrant Agreement or Unit Agreement, as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement or Unit Agreement, as applicable.

Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. This opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Sichenzia Ross Friedman Ference LLP

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